                                                                  Exhibit (h)(6)

March 29, 2002


Mr. Mark E. Swanson
Treasurer
Russell Insurance Funds
909 A Street
Tacoma, WA  98402

RE:  Russell Insurance Funds -- Multi-Style Equity Fund
     Management Fee Waiver

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as manager of the Multi-Style Equity Fund (the "Fund"), agrees to waive, until April 30, 2003, a portion of its 0.78% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund's total operating expenses exceed 0.92% of the Fund's daily net assets on an annual basis. FRIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 0.92% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY

By:  /s/ Leonard P. Brennan
   ---------------------------------
   Leonard P. Brennan
   President

Accepted and Agreed:

RUSSELL INSURANCE FUNDS

By:  /s/ Mark E. Swanson
   ---------------------------------
   Mark E. Swanson
   Treasurer and Chief Accounting Officer

March 29, 2002

Mr. Mark E. Swanson
Treasurer
Russell Insurance Funds
909 A Street
Tacoma, WA  98402

RE:  Russell Insurance Funds -- Aggressive Equity Fund
     Management Fee Waiver

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as manager of the Aggressive Equity Fund (the "Fund"), agrees to waive, until April 30, 2003, a portion of its 0.95% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund's total operating expenses exceed 1.25% of the Fund's average daily net assets on an annual basis. FRIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.25% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY

By:  /s/ Leonard P. Brennan
   ---------------------------------------
   Leonard P. Brennan
   President

Accepted and Agreed:

RUSSELL INSURANCE FUNDS

By:  /s/ Mark E. Swanson
   ---------------------------------------
   Mark E. Swanson
   Treasurer and Chief Accounting Officer

March 29, 2002


Mr. Mark E. Swanson
Treasurer
Russell Insurance Funds
909 A Street
Tacoma, WA  98402

RE:  Russell Insurance Funds -- Non-U.S. Fund
     Management Fee Waiver

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as manager of the Non-U.S. Fund (the "Fund"), agrees to waive, until April 30, 2003, a portion of its 0.95% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund's total operating expenses exceed 1.30% of the Fund's average daily net assets on an annual basis. FRIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.30% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY

By:  /s/ Leonard P. Brennan
   --------------------------------------
   Leonard P. Brennan
   President

Accepted and Agreed:

RUSSELL INSURANCE FUNDS

By:  /s/ Mark E. Swanson
   --------------------------------------
   Mark E. Swanson
   Treasurer and Chief Accounting Officer

March 29, 2002


Mr. Mark E. Swanson
Treasurer
Russell Insurance Funds
909 A Street
Tacoma, WA  98402

RE:  Russell Insurance Funds -- Real Estate Securities Fund
     Management Fee Waiver

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as manager of the Real Estate Securities Fund (the "Fund"), agrees to waive, until April 30, 2003, a portion of its 0.85% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund's total operating expenses exceed 1.15% of the Fund's average daily net assets on an annual basis. FRIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.15% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY

By:  /s/ Leonard P. Brennan
   --------------------------------------
   Leonard P. Brennan
    President

Accepted and Agreed:

RUSSELL INSURANCE FUNDS

By:  /s/ Mark E. Swanson
   --------------------------------------
   Mark E. Swanson
   Treasurer and Chief Accounting Officer

March 29, 2002


Mr. Mark E. Swanson
Treasurer
Russell Insurance Funds
909 A Street
Tacoma, WA  98402

RE:  Russell Insurance Funds -- Core Bond Fund
     Management Fee Waiver

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as manager of the Core Bond Fund (the "Fund"), agrees to waive, until April 30, 2003, a portion of its 0.60% management fee, up to the full amount of that fee for that Fund, equal to the amount by which the Fund's total operating expenses exceed 0.80% of the Fund's average daily net assets on an annual basis. FRIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 0.80% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY

By:  /s/ Leonard P. Brennan
   --------------------------------------
   Leonard P. Brennan
   President

Accepted and Agreed:

RUSSELL INSURANCE FUNDS

By:  /s/ Mark E. Swanson
   --------------------------------------
   Mark E. Swanson
   Treasurer and Chief Accounting Officer